Exhibit 10.53

FIRST AMENDMENT

TO THE AMENDED AND RESTATED

ALLIANCE RESOURCE MANAGEMENT GP, LLC

DEFERRED COMPENSATION PLAN FOR DIRECTORS

WHEREAS, Section 5.4 of the Alliance Resource Management GP, LLC Amended and Restated Deferred Compensation Plan for Directors (the “Plan”) provides that it may be amended by the Board of Directors (the “Board”) of Alliance Resource Management GP, LLC (the “Company”); and

WHEREAS, the Board desires to amend the Plan;

NOW, THEREFORE, effective as of January 1, 2008 the Plan is hereby amended as follows:

1. Section 1 is amended by adding thereto a new Section 1.6A, Designated Payment Date, to read as follows:

“Designated Payment Date” means, with respect to Compensation deferred with respect to any Plan Year beginning after December 31, 2007, the date specified in the Director’s deferral election for such Plan Year on which his or her Account established with respect to the deferrals for such Plan Year are to be paid (separate Accounts or subaccounts shall be maintained for deferrals for Plan Years that are to be paid on different Designated Payment Dates). If the Director does not specify a Designated Payment Date in his or her deferral election for a Plan Year beginning after 2007, the Designated Payment Date for such deferrals shall be the Director’s date of Termination.

2. Section 4.4 is amended to read as follows:

Upon the earlier of a Participant’s Termination or Designated Payment Date, the Company shall pay to such Participant (or to his or her Beneficiary in the case of the Participant’s death) (a) that number of Common Units equal to the number of whole Phantom Units then credited to the Account plus cash equal to any fractional Phantom Unit, (b) an amount of cash equal to the Fair Market Value of the Phantom Units then credited to his or her Account, or (c) any combination thereof as determined by the Committee in its discretion. Payment of Accounts shall be made as soon as reasonably practical, and not later than 30 days, following the Participant’s Termination or Designated Payment Date, whichever is applicable.

EXECUTED this 24th of January 2007, effective for all purposes as of January 1, 2008.

ALLIANCE RESOURCE MANAGEMENT GP, LLC

By:	/s/ Thomas L. Pearson
Name:	Thomas L. Pearson
Title:	Senior Vice President